      As filed with the Securities and Exchange Commission on June 29, 2000
                                                      Registration No. 333-93025

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT No. 1

                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                   uBid, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                           33-0775328
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

8550 W. Bryn Mawr Avenue, Suite 200, Chicago, Illinois             60631
   (Address of Principal Executive Offices)                     (Zip Code)


    Nonqualified Stock Option Agreement between uBid, Inc. and Kenneth Dotson

                      uBid, Inc. 1998 Stock Incentive Plan
                            (Full Title of the Plans)

                                Gregory K. Jones
                             Chief Executive Officer
                                   uBid, Inc.
                       8550 W. Bryn Mawr Avenue, Suite 200
                             Chicago, Illinois 60631
                     (Name and Address of Agent for Service)

                                 (773) 272-5000
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                            William Williams II, Esq.
                       Vice President and General Counsel
                                   CMGI, Inc.
                              100 Brickstone Square
                          Andover, Massachusetts 01810
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                                EXPLANATORY NOTE

         Pursuant to a Registration Statement on Form S-8 (File No. 333-93025) and a Registration Statement on Form S-8 (File No. 333-94919) (together, the "Registration Statements"), uBid, Inc. (the "Registrant") registered shares of its common stock, $.001 par value per share (the "Registrant Common Stock"), under the Securities Act of 1933, as amended, for offer and issuance pursuant to
(i) the Nonqualified Stock Option Agreement by and between the Registrant and Kenneth Dotson and (ii) the uBid, Inc. 1998 Stock Incentive Plan (collectively, the "Plans"). On April 28, 2000, the Registrant merged with a wholly owned subsidiary of CMGI, Inc. Therefore, this Post-Effective Amendment No. 1 to the Registration Statements is being filed pursuant to the Registrant's undertaking in each such Registration Statement for the purpose of deregistering all shares of Registrant Common Stock which remain unissued under the respective Plans.
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                                    SIGNATURE

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 29, 2000.

                                             UBID, INC.


                                             By /s/ William Williams II
                                                -----------------------
                                                William Williams II
                                                Secretary